Exhibit 99.1

      CATHAY GENERAL BANCORP ANNOUNCES RECORD EARNINGS OF $27.3 MILLION, OR
                     $0.54 PER SHARE, IN FIRST QUARTER 2006

     LOS ANGELES, Calif., April 20 /PRNewswire-FirstCall/ -- Cathay General Bancorp (the "Company") (Nasdaq: CATY), the holding company for Cathay Bank (the "Bank"), today announced results for the first quarter of 2006.

     STRONG FINANCIAL PERFORMANCE

                                            First Quarter 2006   First Quarter 2005
                                            ------------------   ------------------
Net income                                  $     27.3 million   $     25.0 million
Basic earnings per share                    $             0.54   $             0.49
Diluted earnings per share                  $             0.54   $             0.49
Return on average assets                                  1.67%                1.65%
Return on average stockholders' equity                   14.06%               14.07%
Efficiency ratio                                         36.07%               35.26%

     FIRST QUARTER HIGHLIGHTS

     * First quarter earnings increased $2.4 million, or 9.5%, compared to the same quarter a year ago.
     * Fully diluted earnings per share reached $0.54, increasing 10.2% compared to the same quarter a year ago.
     * Return on average assets was 1.67% for the quarter ended March 31, 2006, compared to 1.70% for the quarter ended December 31, 2005 and compared to 1.65% for the same quarter a year ago.
     * Return on average stockholders' equity was 14.06% for the quarter ended March 31, 2006, compared to 13.93% for the quarter ended December 31, 2005, and compared to 14.07% for the same quarter a year ago.
     * Gross loans increased from December 31, 2005, by $357.2 million, or 7.7%, for the quarter to $5.0 billion at March 31, 2006.
     * On February 21, 2006, the Company announced an agreement with Great Eastern Bank to acquire all outstanding shares of Great Eastern Bank. The Company has acquired 84.1% of the shares of Great Eastern Bank through its tender offer which closed on April 7, 2006.
     * On March 31, 2006, Cathay Bank announced an agreement to buy a 20% stake in First Sino Bank, a Shanghai-based joint venture bank, for an estimated purchase price of $52.2 million. This investment is subject to approvals of banking regulatory agencies in both China and the United States and other customary closing conditions.

     "We are pleased to report another record quarter of earnings while the Company announced two important acquisitions. Strong organic loan growth and a stable net interest margin were the main factors that contributed to the record first quarter results," commented Dunson Cheng, Chairman of the Board, Chief Executive Officer, and President of the Company.

     "We expect the integration of Great Eastern Bank to be completed during the third quarter. We are pleased by the level of retention of customers and key officers to date," said Peter Wu, Executive Vice Chairman and Chief Operating Officer.

     "While a slowdown in loan demand may occur later in 2006, we are still optimistic that 2006 should be another record year for Cathay General Bancorp," concluded Dunson Cheng.

     INCOME STATEMENT REVIEW

     Net interest income before provision for loan losses

     Net interest income before provision for loan losses increased to $65.1 million during the first quarter of 2006, or 10.9% higher than the $58.8 million during the same quarter a year ago. The increase was due primarily to the strong growth in loans.

     The net interest margin, on a fully taxable-equivalent basis, was 4.33% for the first quarter of 2006. The net interest margin decreased one basis point from 4.34% in the fourth quarter of 2005 and increased 11-basis points from 4.22% in the first quarter of 2005. The year to year increase in the net interest margin was primarily as a result of the loan growth, the decrease in securities as a percentage of earning assets, and the increases in short term interest rates.

     For the first quarter of 2006, the yield on average interest-earning assets was 6.94% on a fully taxable-equivalent basis, and the cost of funds on average interest-bearing liabilities equaled 3.18%. In comparison, for the first quarter of 2005, the yield on average interest-earning assets was 5.78% and cost of funds on average interest-bearing liabilities equaled 1.91%. The interest spread decreased primarily due to the increase in wholesale borrowing rates.

     Provision for loan losses

     The provision for loan losses was $1.5 million for the first quarter of 2006 compared to $1.0 million provision for loan losses for the first quarter of 2005 and to no provision for the fourth quarter of 2005. The provision for loan losses was based on the review of the adequacy of the allowance for loan losses at March 31, 2006. The provision for loan losses represents the charge or credit against current earnings that is determined by management, through a credit review process, as the amount needed to establish an allowance that management believes to be sufficient to absorb loan losses inherent in the Company's loan portfolio. The following table summarizes the charge-offs and recoveries for the quarters shown:

                                                    For the three months ended,
                                            ------------------------------------------
                                              March 31,       March 31,    December 31,
(Dollars in thousands)                          2006           2005           2005
-----------------------------------------   ------------   ------------   ------------
Charge-offs                                 $        265   $      3,661   $      1,284
Recoveries                                           241          1,320            455
Net Charge-offs (Recoveries)                $         24   $      2,341   $        829

     Non-interest income

     Non-interest income, which includes revenues from service charges on deposit accounts, letters of credit commissions, securities gains (losses), gains (losses) on loan sales, wire transfer fees, and other sources of fee income, was $5.1 million for the first quarter of 2006, a decrease of $938,000, or 15.6%, compared to the non-interest income of $6.0 million for the first quarter of 2005.

     Service charges on deposit accounts decreased $256,000, or 16.9%, from $1.5 million in the first quarter of 2005 to $1.3 million in the first quarter of 2006 due primarily to the reclassification of certain wire transfer fees from depository service fees to other operating income in 2006.

     Other operating income increased $1.0 million, or 48.8%, from $2.1 million in the first quarter of 2005 to $3.2 million in the first quarter of 2006 primarily due to increases in warrant gains of $522,000, wealth management commissions of $267,000, and the reclassification of wire transfer fees as discussed above.

     The above increases were offset by the decrease of securities gains and the decrease of gain on sale of premises and equipment. For the first quarter of 2006, the Company recorded no gain on sale of premises and equipment compared to net gain on sale of premises and equipment of $958,000 for the same quarter in 2005. The Company also recorded $422,000 of securities losses in the first quarter of 2006 compared to $377,000 of securities gains recorded in the same quarter a year ago.

     Non-interest expense

     Non-interest expense increased $2.5 million, or 10.9%, to $25.3 million in the first quarter of 2006 compared to the same quarter a year ago primarily due to increases in salaries and employee benefits expenses, professional service expenses, marketing expenses, other real estate owned expenses and operations of affordable housing investments. The efficiency ratio was 36.07% for the first quarter of 2006 compared to 35.26% in the year ago quarter and 37.14% for the fourth quarter of 2005.

     Salaries and employee benefits increased $1.6 million, or 13.0%, from $12.4 million in the first quarter of 2005 to $14.0 million in the first quarter of 2006 due primarily to the increased salaries and bonus of $1.1 million and net stock option compensation expense of $695,000 offset by increased deferred loan cost of $398,000. On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" (SFAS No.
123R). This resulted in amortization expense for stock options of $1.83 million which was partially offset by the cumulative effect of the change in the accounting principle of $138,000 to reflect estimated forfeitures for prior periods for a net stock option compensation expense of $1.70 million for the quarter. Professional services expenses increased $121,000, or 8.0%, from $1.5 million in the first quarter of 2005 to $1.6 million in the first quarter of 2006 due primarily to increases in legal expenses. Marketing expenses increased $234,000, or 50.8%, in the first quarter of 2006 compared to the same quarter a year ago mainly due to increases of $202,000 in charitable contributions. OREO expenses increased $189,000 due to a gain of $155,000 from sale of an OREO recorded in the first quarter of 2005. Expenses from operation of affordable housing investments that qualified for low-income housing tax credits increased $280,000, or 27.5%, to $1.3 million compared to $1.0 million in the same quarter a year ago as a result of additional investments in affordable housing being made in 2005.

     Income taxes

     The effective tax rate was 37.0% for the first quarter of 2006, compared to 39.0% for the same quarter a year ago and 37.5% for the full year 2005. The decrease in the effective tax rate was primarily due to the increase in low income housing tax credits.

     As previously disclosed, on December 31, 2003, the California Franchise Tax Board (FTB) announced its intent to list certain transactions that in its view constitute potentially abusive tax shelters. Included in the transactions subject to this listing were transactions utilizing regulated investment companies (RICs) and real estate investment trusts (REITs). As part of the notification indicating the listed transactions, the FTB also indicated its position that it intends to disallow tax benefits associated with these transactions. While the Company continues to believe that the tax benefits recorded in three prior years with respect to its RIC were appropriate and fully defensible under California law, the Company has deemed it prudent to participate in Voluntary Compliance Initiative -- Option 2, requiring payment of all California taxes and interest on these disputed 2000 through 2002 tax benefits, and permitting the Company to claim a refund for these years while avoiding certain potential penalties. The Company retains potential exposure for assertion of an accuracy-related penalty should the FTB prevail in its position in addition to the risk of not being successful in its refund claims. As of March 31, 2006, the Company reflected a $12.1 million net state tax receivable for the years 2000, 2001, and 2002 after giving effect to reserves for loss contingencies on the refund claims, or an equivalent of $7.9 million after giving effect to Federal tax benefits. The FTB is currently in the process of reviewing and assessing our refund claims for taxes and interest for tax years 2000 through 2002. Although the Company believes its tax deductions related to the regulated investment company were appropriate and fully defensible, there can be no assurance of the outcome of its refund claims, and an adverse outcome on the refund claims could result in a loss of all or a portion of the $7.9 million net state tax receivable after giving effect to Federal tax benefits.

     BALANCE SHEET REVIEW

     Total assets increased by $483.7 million, or 7.6%, to $6.9 billion at March 31, 2006 from year-end 2005 of $6.4 billion. The increase in total assets was represented primarily by loan growth and investment securities increase funded by growth of deposits and borrowings.

     The growth of gross loans to $5.0 billion as of March 31, 2006, from $4.6 billion as of December 31, 2005, represents an increase of $357.2 million, or 7.7%, due primarily to increases in commercial mortgage loans. The growth in gross loans during the fourth quarter of 2005 was $277.8 million, or 6.4%.

     The changes in the loan composition from December 31, 2005, are presented below:

Type of Loans:                               March 31, 2006      December 31, 2005      % Change
-----------------------------------------   -----------------    -----------------    ------------
                                                    (Dollars in thousands)
Commercial                                  $       1,054,767    $       1,110,401              (5)
Residential mortgage                                  337,956              326,249               4
Commercial mortgage                                 2,909,064            2,590,752              12
Equity lines                                          105,150              105,040               0
Real estate construction                              581,272              500,027              16
Installment                                            15,024               13,662              10
Other                                                   1,819                1,684               8

Gross loans and leases                      $       5,005,052    $       4,647,815               8

Allowance for loan losses                             (61,727)             (60,251)              2
Unamortized deferred loan fees                        (13,565)             (12,733)              7

Total loans and leases, net                 $       4,929,760    $       4,574,831               8

     Total deposits increased $108.1 million, or 2.2%, to $5.0 billion from December 31, 2005, of $4.9 billion. The changes in the deposit composition from December 31, 2005, are presented below:

Deposits:                                    March 31, 2006      December 31, 2005     % Change
-----------------------------------------   -----------------    -----------------    ------------
                                                    (Dollars in thousands)
Non-interest-bearing demand                 $         691,883    $         726,722              (5)
NOW                                                   241,126              240,885               0
Money market                                          592,197              523,076              13
Savings                                               347,575              364,793              (5)
Time deposits under $100,000                          719,833              641,411              12
Time deposits of $100,000 or more                   2,431,850            2,419,463               1
Total deposits                              $       5,024,464    $       4,916,350               2

     At March 31, 2006, brokered deposits totaled $74.8 million compared to no brokered deposits at December 31, 2005.

     Advances from the Federal Home Loan Bank increased $195.0 million to $410.0 million at March 31, 2006, compared to $215.0 million at December 31, 2005. Securities sold under agreement to repurchase increased from $200.0 million at December 31, 2005, to $400.0 million at March 31, 2006. Federal funds purchased decreased $59.0 million to $60.0 million at March 31, 2006, from $119.0 million at December 31, 2005.

     ASSET QUALITY REVIEW

     Non-performing assets to gross loans was 0.34% at March 31, 2006 compared to 0.39% at December 31, 2005. Total non-performing assets increased $4.0 million to $21.9 million at March 31, 2006, compared with $17.9 million at December 31, 2005, primarily due to a $4.6 million increase in other real estate owned offset by a $0.8 million decrease in accruing loans past due 90 days or more. The allowance for loan losses amounted to $61.7 million at March 31, 2006, and represented the amount that the Company believes to be sufficient to absorb loan losses inherent in the Company's loan portfolio. The allowance for loan losses represented 1.23% of period-end gross loans and 358% of non-performing loans at March 31, 2006. The comparable ratios were 1.30% of gross loans and 337% of non-performing loans at December 31, 2005. Results of the changes to the Company's non-performing assets and troubled debt restructurings are highlighted below:

(Dollars in thousands)                  March 31, 2006    December 31, 2005       % Change
-----------------------------------   -----------------   -----------------   -----------------
Non-performing assets
Accruing loans past due
 90 days or more                      $           1,353   $           2,106                 (36)
Non-accrual loans                                15,899              15,799                   1
   Total non-performing loans                    17,252              17,905                  (4)
     Other real estate owned                      4,630                   0
Total non-performing assets           $          21,882   $          17,905                  22
Troubled debt restructurings          $           2,747   $           3,088                 (11)

CAPITAL ADEQUACY REVIEW

     At March 31, 2006, the Tier 1 risk-based capital ratio of 10.26%, total risk-based capital ratio of 11.31%, and Tier 1 leverage capital ratio of 9.61%, continue to place the Company in the "well capitalized" category, which is defined as institutions with a Tier 1 risk-based capital ratio equal to or greater than six percent, a total risk-based capital ratio equal to or greater than ten percent, and a Tier 1 leverage capital ratio equal to or greater than five percent. At December 31, 2005, the Company's Tier 1 risk-based capital ratio was 10.61%, the total risk-based capital ratio was 11.72%, and Tier 1 leverage capital ratio was 9.80%. No shares were repurchased during the first quarter of 2006. At March 31, 2006, 451,703 shares remain under the Company's latest stock buyback authorization which was announced on March 18, 2005.

     ABOUT CATHAY GENERAL BANCORP

     Cathay General Bancorp is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates 29 branches in California, nine branches in New York State, one in Massachusetts, one in Houston, Texas, two in Washington State, and representative offices in Taipei, Hong Kong, and Shanghai. Cathay Bank's website is found athttp://www.cathaybank.com/.

     FORWARD-LOOKING STATEMENTS AND OTHER NOTICES

     Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995 regarding management's beliefs, projections, and assumptions concerning future results and events. These forward-looking statements may include, but are not limited to, such words as "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "will," "should," "could," "predicts," "potential," "continue," or the negative of such terms and other comparable terminology or similar expressions. Forward-looking statements are not guarantees. They involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements, of Cathay General Bancorp to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from: expansion into new market areas; acquisitions of other banks, if any; fluctuations in interest rates; demographic changes; earthquake or other natural disasters; competitive pressures; deterioration in asset or credit quality; changes in the availability of capital; legislative and regulatory developments; changes in business strategy, including the formation of a real estate investment trust; general economic or business conditions in California and other regions where the Bank has operations.

     These and other factors are further described in Cathay General Bancorp's Annual Report on Form 10-K for the year ended December 31, 2005, its reports and registration statements filed with the Securities and Exchange Commission ("SEC") and other filings it makes in the future with the SEC from time to time. Cathay General Bancorp has no intention and undertakes no obligation to update any forward-looking statements or to publicly announce the results of any revision of any forward-looking statement to reflect future developments or events.

     Cathay General Bancorp's filings with the SEC are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov, or by request directed to Cathay General Bancorp, 777
N. Broadway, Los Angeles, CA 90012, Attention: Investor Relations (213)
625-4749.

                             CATHAY GENERAL BANCORP
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                                               Three months ended March 31,
(Dollars in thousands,                    --------------------------------------
  except per share data)                     2006          2005        % Change
--------------------------------------    ----------    ----------    ----------
FINANCIAL PERFORMANCE
Net interest income before
 provision for loan losses                $   65,141    $   58,764            11
   Provision for loan losses                   1,500         1,000            50
      Net interest income after
       provision for loan losses              63,641        57,764            10
   Non-interest income                         5,075         6,013           (16)
   Non-interest expense                       25,326        22,843            11
   Income before income tax expense           43,390        40,934             6
   Income tax expense                         16,054        15,974             1
   Net income                             $   27,336    $   24,960            10

   Net income per common share:
     Basic                                $     0.54    $     0.49            10
     Diluted                              $     0.54    $     0.49            10

Cash dividends paid per common share      $     0.09    $     0.09            --

SELECTED RATIOS
   Return on average assets                     1.67%         1.65%            1
   Return on average stockholders'
    equity                                     14.06%        14.07%           (0)
   Efficiency ratio                            36.07%        35.26%            2
   Dividend payout ratio                       16.53%        18.27%          (10)

YIELD ANALYSIS (Fully taxable
 equivalent)
   Total interest-earning assets                6.94%         5.78%           20
   Total interest-bearing liabilities           3.18%         1.91%           66
   Net interest spread                          3.76%         3.87%           (3)
   Net interest margin                          4.33%         4.22%            3


                                            March 31,    March 31,    December 31,
CAPITAL RATIOS                               2006          2005           2005
--------------------------------------    ----------    ----------    ------------
Tier 1 risk-based capital ratio                 10.26%        10.95%         10.61%
Total risk-based capital ratio                  11.31%        12.22%         11.72%
Tier 1 leverage capital ratio                    9.61%         9.00%          9.80%

                             CATHAY GENERAL BANCORP
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                                              March 31,      December 31,
                                                2006            2005         % Change
                                           -------------    -------------    --------
                                                 (In thousands, except share and
                                                         per share data)
Assets
Cash and due from banks                    $     118,908    $     109,275           9
Securities available-for-sale
 (amortized cost of $1,360,187
 at March 31, 2006 and $1,240,308
 at December 31, 2005)                         1,325,516        1,217,438           9
Loans                                          5,005,052        4,647,815           8
   Less: Allowance for loan losses               (61,727)         (60,251)          2
         Unamortized deferred
          loan fees, net                         (13,565)         (12,733)          7
         Loans, net                            4,929,760        4,574,831           8
Federal Home Loan Bank stock                      30,045           29,698           1
Other real estate owned, net                       4,630               --         100
Affordable housing investments, net               78,599           80,211          (2)
Premises and equipment, net                       29,971           30,290          (1)
Customers' liability on acceptances               16,690           16,153           3
Accrued interest receivable                       26,369           24,767           6
Goodwill                                         239,527          239,527          --
Other intangible assets, net                      40,083           41,508          (3)
Other assets                                      41,116           33,805          22

   Total assets                            $   6,881,214    $   6,397,503           8

Liabilities and Stockholders' Equity
Deposits
   Non-interest-bearing demand
    deposits                               $     691,883    $     726,722          (5)
   Interest-bearing deposits:
     NOW deposits                                241,126          240,885           0
     Money market deposits                       592,197          523,076          13
     Savings deposits                            347,575          364,793          (5)
     Time deposits under $100,000                719,833          641,411          12
     Time deposits of $100,000
      or more                                  2,431,850        2,419,463           1
     Total deposits                            5,024,464        4,916,350           2

Federal funds purchased                           60,000          119,000         (50)
Securities sold under agreement
 to repurchase                                   400,000          200,000         100
Advances from the Federal Home
 Loan Bank                                       410,000          215,000          91
Other borrowings from financial
 institutions                                     20,000           20,000          --
Other borrowings from affordable
 housing investments                              20,827           20,507           2
Junior subordinated notes                         53,991           53,976           0
Acceptances outstanding                           16,690           16,153           3
Minority interest in consolidated
 subsidiaries                                      8,500            8,500          --
Other liabilities                                 73,399           54,400          35
Total liabilities                              6,087,871        5,623,886           8
Commitments and contingencies                         --               --          --
Total stockholders' equity                       793,343          773,617           3
Total liabilities and
 stockholders' equity                      $   6,881,214    $   6,397,503           8

Book value per share                       $       15.78    $       15.41           2
Number of common stock shares
 outstanding                                  50,281,910       50,191,089

                             CATHAY GENERAL BANCORP
      CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                                   (Unaudited)

                                                       Three months ended March 31,
                                                     -------------------------------
                                                          2006             2005
                                                     --------------   --------------
                                                       (In thousands, except share
                                                           and per share data)
INTEREST AND DIVIDEND INCOME
Loan receivable, including loan fees                 $       90,086   $       61,254
Securities available-for-sale -- taxable                     13,146           17,932
Securities available-for-sale -- nontaxable                     722              983
Federal Home Loan Bank stock                                    348              300
Agency preferred stock                                          209              100
Federal funds sold and securities purchased
 under agreements to resell                                      28               22
Deposits with banks                                              67               77

Total interest and dividend income                          104,606           80,668

INTEREST EXPENSE
Time deposits of $100,000 or more                            21,438           10,190
Other deposits                                                9,893            6,868
Securities sold under agreements to repurchase                2,513               14
Advances from Federal Home Loan Bank                          3,799            3,822
Junior subordinated notes                                     1,041              751
Short-term borrowings                                           781              259

Total interest expense                                       39,465           21,904

Net interest income before provision for
 loan losses                                                 65,141           58,764
Provision for loan losses                                     1,500            1,000

Net interest income after provision for
 loan losses                                                 63,641           57,764

NON-INTEREST INCOME
Securities (losses) gains, net                                 (422)             377
Letters of credit commissions                                 1,069            1,035
Depository service fees                                       1,255            1,511
Gains on sale of premises and equipment                          --              958
Other operating income                                        3,173            2,132

Total non-interest income                                     5,075            6,013

NON-INTEREST EXPENSE
Salaries and employee benefits                               14,040           12,421
Occupancy expense                                             2,080            2,009
Computer and equipment expense                                1,610            1,749
Professional services expense                                 1,641            1,520
FDIC and State assessments                                      249              252
Marketing expense                                               695              461
Other real estate owned expense (income)                         85             (104)
Operations of affordable housing investments                  1,299            1,019
Amortization of core deposit intangibles                      1,401            1,742
Other operating expense                                       2,226            1,774

Total non-interest expense                                   25,326           22,843

Income before income tax expense                             43,390           40,934
Income tax expense                                           16,054           15,974
Net income                                                   27,336           24,960

Other comprehensive loss, net of tax                         (6,839)         (13,897)

Total comprehensive income                           $       20,497   $       11,063

Net income per common share:
  Basic                                              $         0.54   $         0.49
  Diluted                                            $         0.54   $         0.49

Cash dividends paid per common share                 $         0.09   $         0.09
Basic average common shares outstanding                  50,226,768       50,706,890
Diluted average common shares outstanding                50,703,077       51,209,052

                             CATHAY GENERAL BANCORP
         AVERAGE BALANCES -- SELECTED CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)

                                                    For the three months ended,
                                   --------------------------------------------------------------
                                          March 31, 2006                   March 31, 2005
                                   -----------------------------    -----------------------------
                                                      Average                          Average
(In thousands)                        Average        Yield/Rate        Average       Yield/Rate
Interest-earning assets               Balance         (1)(2)           Balance         (1)(2)
--------------------------------   -------------   -------------    -------------   -------------
Loans and leases (1)               $   4,838,651            7.55%   $   3,913,722            6.35%
Taxable securities
 available-for-sale                    1,161,798            4.59%       1,637,602            4.44%
Tax-exempt securities
 available-for-sale (2)                   86,755            6.54%         108,340            6.18%
Federal Home Loan Bank stock              29,756            4.74%          28,554            4.26%
Federal funds sold and
 securities purchased
under agreements to resell                 2,622            4.33%           3,589            2.44%
Deposits with banks                       19,340            1.41%           8,001            3.93%

   Total interest-earning
    assets                         $   6,138,922            6.94%   $   5,699,808            5.78%

Interest-bearing liabilities
Interest-bearing demand
 deposits                          $     242,462            0.95%   $     247,076            0.41%
Money market                             575,759            2.30%         584,000            1.11%
Savings deposits                         357,795            0.77%         408,580            0.37%
Time deposits                          3,095,301            3.51%       2,708,770            2.22%
   Total interest-bearing
    deposits                       $   4,271,317            2.97%   $   3,948,426            1.75%
Federal funds purchased                   45,028            4.53%          38,239            2.50%
Securities sold under
 agreements to repurchase                280,000            3.64%           2,600            2.18%
Other borrowed funds                     438,895            4.73%         655,112            2.85%
   Total interest-bearing
    liabilities                        5,035,240            3.18%       4,644,377            1.91%

Non-interest-bearing demand
 deposits                                717,599                          692,147

   Total deposits and other
    borrowed funds                 $   5,752,839                    $   5,336,524

Total average assets               $   6,628,833                    $   6,149,260
Total average stockholders'
 equity                            $     788,565                    $     719,235

                                                             December 31, 2005
                                                     -------------------------------
                                                        Average
                                                        Balance           Average
(In thousands)                                          (1)(2)           Yield/Rate
-------------------------------------------------    --------------     ------------
Interest-earning assets
Loans and leases (1)                                 $    4,459,628             7.31%
Taxable securities available-for-sale                     1,156,812             4.32%
Tax-exempt securities available-for-sale (2)                 97,594             6.54%
Federal Home Loan Bank stock                                 29,528             4.55%
Federal funds sold and securities
 purchased under agreements to resell                         1,712             3.94%
Deposits with banks                                          11,933             2.93%

   Total interest-earning assets                     $    5,757,207             6.67%

Interest-bearing liabilities
Interest-bearing demand deposits                     $      241,513             0.86%
Money market                                                532,372             1.92%
Savings deposits                                            372,789             0.73%
Time deposits                                             3,057,072             3.26%
   Total interest-bearing deposits                   $    4,203,746             2.73%
Federal funds purchased                                      50,940             4.04%
Securities sold under agreements to
 repurchase                                                  70,652             3.44%
Other borrowed funds                                        345,337             4.36%
   Total interest-bearing liabilities                     4,670,675             2.87%

Non-interest-bearing demand deposits                        726,348

   Total deposits and other borrowed funds           $    5,397,023

Total average assets                                 $    6,223,906
Total average stockholders' equity                   $      760,585

(1) Yields and interest earned include net loan fees. Non-accrual loans are included in the average balance.
(2) The average yield has been adjusted to a fully taxable-equivalent basis for certain securities of states and political subdivisions and other securities held using a statutory Federal income tax rate of 35%.

SOURCE  Cathay General Bancorp
    -0-                             04/20/2006
    /CONTACT: Heng W. Chen of Cathay General Bancorp, +1-213-625-4752/ /First Call Analyst: /
    /FCMN Contact: Georgia_Lo@cathaybank.com /
    /Web site:  http://www.cathaybank.com /